UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2010

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 4, 2010, CF Industries, Inc. (“CF Industries”), a wholly-owned subsidiary of CF Industries Holdings, Inc. (the “Company”) entered into an agreement with the U.S. Environmental Protection Agency (“EPA”) and the Florida Department of Environmental Protection (“FDEP”) on the terms of a Consent Decree involving the Company’s Plant City, Florida phosphate fertilizer complex and its compliance with the Resource Conservation and Recovery Act (“RCRA”). The Consent Decree was lodged with the United States District Court for the Middle District of Florida (the “Court”) on August 6, 2010. The Consent Decree stems from a Notice of Violation issued by the EPA in September 2005, which was referred to the United States Department of Justice (“DOJ”) in January 2006. The Consent Decree will require the Company to pay a penalty of approximately $700,000, to modify certain operating practices, and to undertake certain capital improvement projects (including a modification to replace process water as a scrubbing medium at the ammonium phosphate fertilizer plants). The Consent Decree also requires the Company to provide financial assurance beyond the Company’s current obligations under Florida law to fund closure, long-term maintenance, and monitoring costs for the Plant City phosphogypsum stack, as well as any costs incurred to manage the water contained in the stack system upon closure. The Company expects to provide financial assurance by funding a trust fund, although the required funding may be reduced if the Company meets certain financial metrics in the future. Within 30 days of the Court’s approval of the Consent Decree, the Company must deposit approximately $55 million into the trust fund, plus transfer approximately $27 million from the Company’s existing asset retirement obligation escrow account, resulting in a total initial deposit into the trust fund of approximately $82 million. This sum is fifty percent (50%) of the currently estimated closure and long term care cost for the phosphogypsum stack system as estimated under the settlement. The Consent Decree also specifies circumstances in which additional funding of the trust fund may be required in the future, including as a result of changes in the estimate of total closure and maintenance costs. Before the Court approves the Consent Decree, the proposed Consent Decree will be subject to a 30-day public comment period.

The description of the Consent Decree contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Consent Decree, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

10.1         Consent Decree dated August 4, 2010 among the United States of America, the Florida Department of Environmental Protection and CF Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2010	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consent Decree dated August 4, 2010 among the United States of America, the Florida Department of Environmental Protection and CF Industries, Inc.